SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.        )
Filed by the Registrant                               ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
Green Dot Corporation

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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2011 Annual Stockholders’ Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Green Dot Corporation Annual Stockholders’ Meeting to be Held on June 2, 2011
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The notice of annual meeting, proxy statement and 2010 annual report for Green Dot Corporation are available at:

www.envisionreports.com/GDOT

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/GDOT to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 23, 2011 to facilitate timely delivery.

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2011 Annual Stockholders’ Meeting Notice

The 2011 Annual Meeting of Stockholders of Green Dot Corporation will be held on June 2, 2011 at 10:00 a.m. (Pacific Time) at the DoubleTree Hotel Monrovia-Pasadena, 924 W. Huntington Drive, Monrovia, California 91016.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 4 and every 3 YRS for Proposal 3:
1.	The election of two Class I directors of Green Dot Corporation, each to serve until the third annual meeting of stockholders following the 2011 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal: 01 - Ross E. Kendell 02 - William H. Ott, Jr.

2.	The approval of a non-binding advisory resolution on executive compensation.

3.	Non-binding advisory vote on the frequency of future advisory votes on executive compensation.

4.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Green Dot Corporation for the year ending December 31, 2011.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the 2011 Annual Meeting of Stockholders of Green Dot Corporation

Directions to the 2011 Annual Meeting of Stockholders of Green Dot Corporation are also available in the proxy statement which can be viewed at www.envisionreports.com/GDOT.
Directions to the DoubleTree Hotel Monrovia – Pasadena
924 West Huntington Drive, Monrovia, CA 91016
Tel: (626) 357-1900

From 134 East:	From 605 North:	From 210 West:
Take the 134 East. Continue on the 210 East. Exit Huntington Drive. End at DoubleTree Hotel by driving straight into hotel driveway.	Take the 605 North. Take the Foothill Fwy/Pasadena left exit onto the 210 West. Take Huntington Drive/Arcadia exit. Turn right on West Huntington Drive. Hotel will be on the left.	Take the 210 West. Take the Huntington Drive/Arcadia exit. Turn right on West Huntington Drive. Hotel will be on the left.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
→	Internet – Go to www.envisionreports.com/GDOT. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send email to investorvote@computershare.com with “Proxy Materials Green Dot Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 23, 2011.
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